United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8‑K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 20, 2016

SPECTRUM BRANDS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34757	27-2166630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Deming Way Middleton, Wisconsin 53562
(Address of principal executive offices)

(608) 275-3340
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 21, 2016, Spectrum Brands Holdings, Inc. (the “Company”) announced the appointment of David M. Maura as the Company’s new Executive Chairman of the Board of Directors (the “Board”) effective as of January 20, 2016.  Prior to such appointment, Mr. Maura served as the Company’s Chairman of the Board since July 2011 and served as interim Chairman of the Board and as one of the Company’s directors since June 2010. In connection with this appointment, Mr. Maura will cease serving as a member of the Compensation Committee of the Board (the “Compensation Committee”).

In connection with this appointment, Mr. Maura entered into an Employment Agreement, dated January 20, 2016, with the Company and its wholly-owned subsidiary, Spectrum Brands, Inc. (the “Employment Agreement”). The initial term of the Employment Agreement will extend until October 1, 2018, subject to earlier termination (the “Initial Term”), with automatic one year renewals thereafter unless the Employment Agreement is terminated by either party with at least 90 days prior written notice to the other party. The Employment Agreement provides Mr. Maura with an annual base salary of $700,000 (“Base Salary”) and he will be eligible to receive a performance-based management incentive plan (“MIP”) bonus for each fiscal year, based on a target of 125% of Base Salary (the “Target Amount”) paid during the applicable fiscal year during the term of the Employment Agreement, provided the Company achieves certain annual performance goals as established by the Board and/or the Compensation Committee of the Board.  If such performance goals are met, the MIP bonus will be payable in cash or stock in accordance with customary Company practices within 74 days after the end of the fiscal year to which the bonus relates.  If Mr. Maura exceeds the performance targets, the bonus will be increased in accordance with the formula approved by the Compensation Committee no later than the close of the first quarter of the applicable fiscal year; provided that the bonus will not exceed 250% of the Target Amount.  For fiscal year 2016, Mr. Maura’s Target Amount shall be based on the full fiscal year Base Salary of $700,000.

Additionally, starting for fiscal year 2016, Mr. Maura will be eligible to participate in the Company’s Equity Incentive Plan (“EIP”) whereby Mr. Maura will be provided a restricted stock unit (“RSU”) award valued at $3,000,000 at the time of the award, if target performance is achieved, subject to the terms and conditions as established by the Board and/or Compensation Committee.  Mr. Maura will also be eligible to participate in the Spectrum $2B Plan, whereby Mr. Maura will be eligible to receive an RSU award valued at $3,000,000 at the time the award is earned, if target performance is achieved, subject to the terms and conditions as established by the Board and/or Compensation Committee (the “S2B Equity Award”).  Prior to February 19, 2016, Mr. Maura will also receive an initial equity grant of fully vested Company stock valued at $6,000,000 at the time of the award, in connection with the signing of the Employment Agreement.  All of the aforementioned equity to be granted to Mr. Maura will be granted under the Company’s 2011 Omnibus Equity Award Plan, as amended (the “2011 Plan”).  The EIP and S2B Equity Awards are performance-based and actual awards received may range from zero to the maximum amounts that could be earned under the Plans, determined on the basis of performance relative to performance measures and goals as set by the Compensation Committee and the Board. At the discretion of the Compensation Committee and/or Board, Mr. Maura may also be eligible to participate in future multi-year incentive programs.

The Employment Agreement also provides Mr. Maura with certain other compensation and benefits, including the following: (i) four weeks of paid vacation for each full year; (ii) eligibility for Mr. Maura to participate in the Company’s executive auto lease program; (iii) a stipend for income tax filings and returns preparation and advice and estate planning advice; (iv) eligibility for Mr. Maura to participate in any of the Company’s insurance plans and other benefits, if any, as the benefits are made available to other executive officers of the Company; and (v) legal fees equal to $25,000 incurred in connection with the preparation of the Employment Agreement.

Under the Employment Agreement, Mr. Maura is entitled to receive severance benefits if his employment is terminated under certain circumstances.  In this regard, if Mr. Maura’s employment is terminated by the Company without “Cause” (as defined below), by Mr. Maura for “Good Reason” (as defined below), or by reason of death or by the Company for disability, or upon a Company initiated non-renewal, he will be entitled to the following severance benefits: (i) a cash payment equal to 1.5x Base Salary, (ii) a cash payment equal to 1x the target annual MIP bonus of 125% of Mr. Maura’s then current Base Salary, each payable ratably on a monthly basis over the 18-month period following termination; (iii) a pro rata portion, in cash, of the annual MIP bonus Mr. Maura would have earned for the fiscal year in which termination occurs if his employment had not ceased; (iv) medical insurance coverage and certain other employee benefits for Mr. Maura and his dependents for the 18-month period following termination; (v) payment of accrued vacation time pursuant to Company policy; and (vi) all unvested outstanding time based equity awards will immediately vest as provided in the applicable equity award agreements. If, however, during the Initial Term, Mr. Maura’s employment is terminated by the Company without Cause, by Mr. Maura for Good Reason, or due to a Change in Control Termination (as defined below), then instead of the payment in clause (i) in the preceding sentence, he will receive a cash payment equal to the greater of (x) a cash amount equal to 1.5x Base Salary, or (y) a cash amount equal to his monthly Base Salary times the number of months remaining in the Initial Term, with a pro rata amount being calculated for any partial month in that time period.  Severance is conditioned upon Mr. Maura’s execution of a release of claims in favor of the Company and its affiliates.

If (x) a change in control (as defined in the 2011 Plan) of the Company occurs during the period that begins sixty (60) days prior to the occurrence of a change in control (or, in limited cases, earlier) and ends upon the first anniversary of the change in control, and (y) Mr. Maura’s employment is terminated by the Company without Cause (and not due to death or Disability) or by Mr. Maura for Good Reason, then the termination will be deemed a “Change in Control Termination.”  Upon a Change in Control Termination, (i) Mr. Maura will receive all severance benefits available to him as if he terminated his employment for “Good Reason” (as described above); and (ii) all outstanding and unvested performance-based equity awards will vest in full (at the target level).

For purposes of the Employment Agreement, “Cause” is defined as (i) the commission by Mr. Maura of any deliberate and premeditated act taken by him in bad faith against the interests of the Company that causes or is reasonably anticipated to cause material harm to the Company; (ii) Mr. Maura being convicted of, or pleading nolo contendere with respect to, any felony or of any lesser crime or offense having as its predicate element fraud, dishonesty, or misappropriation of the property of the Company that causes or is reasonably anticipated to cause material harm to the Company; (iii) the habitual drug addiction or intoxication of Mr. Maura which negatively impacts his job performance or Mr. Maura’s failure of a Company-required drug test; (iv) the willful failure or refusal of Mr. Maura to perform his duties as set forth in the agreement or the willful failure or refusal to follow the direction of the Board, provided such failure or refusal continues after 30 calendar days of the receipt of written  notice from the Board of such failure or refusal; or (v) Mr. Maura materially breaches any of the terms of the Employment Agreement or any other agreement between himself and the Company and the breach is not cured within 30 calendar days after written notice from the Company.

In addition, for purposes of the Employment Agreement, “Good Reason” is defined as (i) any reduction, not consented to by Mr. Maura, in Mr. Maura’s Base Salary or target MIP bonus opportunity, then in effect; (ii) the relocation, not consented by Mr. Maura, of the  office at which he is principally employed as of January 20, 2016 to a location more than 50 miles from such office, or the requirement by the Company that Mr. Maura be based at an location other than such office on an extended basis, except for required business travel; (iii) a substantial diminution or other substantive adverse change, not consented to by Mr. Maura, in the nature or scope of his responsibilities, authorities, powers, functions, or duties; (iv) a breach by the Company of any of its material obligations under the Employment Agreement; or (v) the failure of the Company to obtain the agreement for any successor to the Company to assume and agree to perform the Company’s obligations under the Employment Agreement.

Mr. Maura is bound by noncompetition provisions that restrict him from competing with the Company for 18 months following the termination of his employment with the Company.  Mr. Maura also is subject to non-solicitation restrictions with respect to Company customers and employees for the same 18-month period.  Finally, Mr. Maura is subject to confidentiality provisions protecting the Company’s confidential business information from unauthorized disclosure.

The foregoing description of the Employment Agreement is a summary and is qualified in its entirety by reference to the terms of such agreement, a copy of which is attached as Exhibit 10.1 to this report on Form 8-K and incorporated by reference herein.

Mr. Maura is expected to continue his employment with HRG Group, Inc., the majority owner of the Company, pursuant to a separate employment agreement. Other than as described herein, Mr. Maura was not selected as Executive Chairman of the Board pursuant to any arrangement or understanding between him and any other person. There are no family relationships between Mr. Maura and any of the Company’s other directors or executive officers. Since the beginning of the Company’s last fiscal year, there has been no transaction or any currently proposed transaction, in which the Company was or is to be a participant and in which Mr. Maura or any of his immediate family members had or will have a direct or indirect material interest, required to be disclosed under Item 404(a) of Regulation S-K.

Item 7.01  Regulation FD Disclosure.

On January 21, 2016, the Company issued a press release announcing the appointment of Mr. Maura as the Company’s Executive Chairman of the Board.  A copy of the press release is attached as Exhibit 99.1 to this report on Form 8-K and incorporated by reference herein.

The information set forth in Item 7.01 of this Current Report on Form 8-K, including the press release attached as Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01  Financial Statements and Exhibits.

(a)  Not applicable.

(b)  Not applicable.

(c)  Not applicable.

(d)  Exhibits.

The following exhibits are being furnished with this Current Report on Form 8-K.

Exhibit No.	Description
10.1 99.1	David Maura Employment Agreement dated January 20, 2016 Press Release dated January 21, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRUM BRANDS HOLDINGS, INC.
Date: January 21, 2016

	By:	/s/ Nathan E. Fagre
Printed Name: Nathan E. Fagre
Title: General Counsel and Corporate Secretary